HSB GROUP, INC.
                 Global Floating Rate Junior Subordinated
                           Debentures, Series B

No. R-___                                                        $_________

      HSB Group, Inc., a Connecticut corporation (hereinafter called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Property Trustee, pursuant to the Amended and Restated Trust Agreement of HSB Capital I, dated as of July 15, 1997, or registered assigns, the principal sum of ____________ ($________) Dollars on July 15, 2027; provided that the
Corporation may shorten the Stated Maturity of the principal of this Security to a date not earlier than April 15, 2012, in the circumstances described on the reverse hereof. The Corporation further promises to pay interest on said principal sum from October 15, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for quarterly (subject to deferral as set forth herein) in arrears on January 15, April 15, July 15, and October 15 of each year, commencing Janu ary 15, 1998, at the variable annual rate of LIBOR plus
 .91% on the principal amount thereof, together with Additional Sums, if any, as provided in Section 10.6 of the Indenture until the principal hereof is paid or duly provided for or made available for payment; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the variable annual rate of LIBOR plus .91% (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly from the dates such amounts are due until they are paid. The amount of interest payable for any period will be computed on the basis of the actual number of Days in the applicable payment period (which actual number of days shall include the first day but exclude the last day of such payment period) divided by 360. LIBOR shall mean the rate for Eurodollar deposits having a three month maturity determined in accordance with the First Supplemental Indenture hereinafter referred to. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular
Record Date for such interest installment, which shall be the January 1, April 1, July 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period") at the end of which the Corporation shall pay all interest then accrued and unpaid (including any Additional Interest, as provided below); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security, as then in effect, and no such Extension Period may end on a date other than an Interest Payment Date. During any such Extension Period, the Corporation shall not and shall not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corpora tion's or its subsidiaries' benefit plans for their directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed 20 consecutive quarterly interest payment periods, extend beyond the Stated Maturity of the principal of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of LIBOR plus .91% per annum, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Secu rity would be payable but for such deferral or so long as such Securities are held by HSB Capital I (the "Issuer Trust") or a trustee thereof, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable.

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in New York, New York or Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

      The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

                                          HSB GROUP, INC.

                                          By:_____________________________
                                          Name: Saul L. Basch
                                          Title: Senior Vice President,
                                                 Treasurer and Chief
                                                 Financial Officer

Attest:







      SECTION 2.3.   Form of Reverse of Security.

      This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of July 15, 1997 (herein called the "Indenture"), between the Corporation and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), the First Supplemental Indenture (the "First Supplemental Indenture") dated as of July 15, 1997, between the Corporation and the Trustee to which Indenture, First Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof , limited in aggregate principal amount to $_______).

      All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of July 15, 1997 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to Issuer Trust among the Corporation, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

      The Corporation may at any time, at its option, on or after July 15, 2007 and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest (including any Additional Interest) to but excluding the date fixed for redemption.

      In addition, upon the occurrence and during the continuation of a Tax Event in respect of the Issuer Trust, the Corporation may, at its option, at any time within 90 days of the occurrence and during the continuation of such Tax Event redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date of redemption.

      In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      Upon the occurrence and during the continuation of a Tax Event, the Corporation may, at its option, shorten the Stated Maturity of this Security to the minimum extent, but in no event to a date not earlier than April 15, 2012, such that, in the opinion of counsel to the Corporation experienced in such matters that, after advancing the Stated Maturity, interest paid on this Security will be deductible for U.S. federal income tax purposes. Upon the exercise of the right to shorten the Stated Maturity of this Security, the Corporation will not have the right to redeem this Security prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of this Security.

      The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

      Upon the occurrence and during the continuation of a Tax Event, the Corporation may, at its option, shorten the Stated Maturity of this Security to the minimum extent, but in no event to a date not earlier than April 15, 2012, such that, in the opinion of counsel to the Corporation experienced in such matters that, after advancing the Stated Maturity, interest paid on this Security will be deductible for U.S. federal income tax purposes. Upon the exercise of the right to shorten the Stated Maturity of the Corporation will not have the right to redeem the Security prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of this Security.

      The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of such principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under
Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or trans ferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof except that certain Holders may be required to hold a minimum of $100,000 as provided for in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

      THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      The Trustee's certificates of authentication shall be in substantially the following form:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  _______, 1997

                                    THE FIRST NATIONAL BANK OF CHICAGO
                                    as Trustee


                                    By: ______________________________
                                          Authorized Officer